Exhibit 10.10

AMENDMENT #4

TO

EXCLUSIVE LICENSE AGREEMENT

This Amendment #4 (this “Amendment”), is entered into this 1st day of October 2010 (“Amendment Date”), by and between California Institute of Technology, an educational institution located at 1200 E. California Boulevard, Pasadena, California 91125 (“Caltech”), and Gevo, Inc. (“Licensee”), a Delaware Corporation having a place of business at Englewood, Colorado.

WHEREAS, Caltech and Licensee entered into that certain Exclusive License Agreement (as previously amended June 6, 2007, January 9, 2009, and April 27, 2009 and as amended herein, the “Agreement”) dated as of July 12, 2005 (“Agreement Date”) pursuant to which Licensee obtained an exclusive license under certain Licensed Patent Rights and Technology (as defined in the Agreement);

WHEREAS, Caltech and the Licensee desire to make certain amendments to the Agreement as set forth herein.

NOW THEREFORE, for an in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the Parties as follows:

1.	General

This Amendment shall be effective as of the Amendment date.

2.	Definitions

2.2        Article I, paragraph 1.7, Improvements shall be redefined as follows:

“Improvements” means any future invention in the Field conceived and reduced to practice or otherwise developed solely in the laboratory of Prof. Frances Arnold at Caltech, for a period of eight (8) years from the Effective Date.

3.	Consideration

Gevo shall make a gift payable to Caltech in the amount of forty thousand dollars ($40,000.00), payable upon execution of this Amendment, to support research in the area of biofuels in Frances Arnold’s laboratory, including support of students and staff, supplies, and related research expenses. Specifically, the gift will support the engineering of isobutanol pathway enzymes to increase isobutanol production in yeast.

4.        Agreement Otherwise in Effect.    Except as set forth in this Amendment, all other provisions of the original Agreement remain unchanged. In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall prevail.

5.        Counterparts.    This Amendment may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

IN WITHNESS WHEREOF, the Parties have caused this Amendment #4 to be duly executed and delivered in duplicate originals as of the Amendment Date.

CALIFORNIA INSTITUTE OF TECHNOLOGY (“CALTECH”)		GEVO, INC. (LICENSEE)

By:	/S/ LAWRENCE GILBERT	By:	/S/ BRETT LUND
Typed:	Lawrence Gilbert	Typed:	Brett Lund
Title:	Sr. Director, Technology Transfer	Title:	Executive Vice President

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